CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (File No. 33-27949, File No. 33-62773 and File No. 333-143322) on Forms S-8, (File No. 333-157464, File No. 333-176982 and File No. 333-206488) on Forms S-3, and (File No. 333-178694) on Form S3-D of our report, dated March 16, 2017, relating to our audits of the consolidated financial statements and internal control over financial reporting which appear in the Annual Report on Form 10-K of MidSouth Bancorp, Inc. and subsidiaries for the year ended December 31, 2016.

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia
May 8, 2017